EXHIBIT 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Glenborough Realty Trust Incorporated

We consent to the incorporation by reference in the registration statements on Form S-3 (Nos. 333-28601, 333-34329, 333-40959, 333-49845, 001-14162, 333-61319, 333-08806, 333-67839, 333-70463 and 333-78579) and the registration statements on Form S-8 (Nos. 333-27677, 333-79401 and 333-80461) of Glenborough Realty Trust Incorporated of our reports dated March 15, 2005, with respect to the consolidated balance sheets of Glenborough Realty Trust Incorporated and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of income, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2004, and all related financial statement schedules, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004, and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004 annual report on Form 10-K of Glenborough Realty Trust Incorporated. Our report on the consolidated financial statements and related financial statement schedules refers to the adoption by Glenborough Realty Trust Incorporated of Financial Accounting Standards Board Interpretation No. 46 (Revised), Consolidation of Variable Interest Entities, an interpretation of ARB No. 51.

/s/ KPMG LLP
KPMG LLP

San Francisco, California

March 16, 2005